                              EMPLOYMENT AGREEMENT

                  THIS AGREEMENT (the "Agreement") is being made and is effective as of the 1st day of June, 1996 between INNOPET BRANDS CORP., a Delaware corporation (the "Company"), having its principal offices at One East Broward Boulevard, Fort Lauderdale, Florida 33301 and MARC DUKE ("MD"), an individual with an address at 633 Northeast Ninth Avenue, Ft. Lauderdale, Florida 33304.

                              W I T N E S S E T H:

                  WHEREAS, the Company desires to continue to employ MD and MD desires to continue to be employed by the Company as its Chief Executive Officer upon the terms and conditions contained herein.

                  NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                  1. Nature of Employment; Term of Employment. The Company hereby employs MD and MD agrees to continue to serve the Company as its Chief Executive Officer, upon the terms and conditions contained herein, for a term commencing as of June 1, 1996 and continuing until May 31, 2000 (the "Employment Term").

                  2.  Duties and Powers.

                           (a) During the Employment Term, MD shall be employed
by the Company as Chief Executive Officer, which position is the senior executive officer of the Company. MD shall devote substantially his full working time to his duties as Chief Executive Officer of the Company, except for the time he spends working for InnoPet Inc. and its other subsidiaries. In performance of his duties, MD shall be subject to the direction of the Board of Directors of the Company. As Chief Executive Officer, MD shall be responsible for managing, directing, and supervising all aspects of the business of the Company worldwide. The Chief Executive Officer shall be responsible for developing the business plan and objectives of the Company and managing the execution of such plan. Without limiting the generality of the authority of the Chief Executive Officer, the Chief Executive Officer has the right to hire and terminate any employee of the Company.

                           (b) So long as MD is (i) an employee of the Company,
or (ii) owns more than 5% of the issued and outstanding common stock of the Company (assuming and inclusive of the exercise by MD of any unexercised warrants or options), MD shall be nominated as a director of the Company.

                  3.  Compensation.

                           (a) Base Salary. As compensation for his services
hereunder, the Company shall pay MD, during the Employment Term, a salary (the "Base Salary") payable in equal semi-monthly installments at the annual rate of $200,000 through December 31, 1997, and thereafter, at the annual rate of $250,000.

                           (b) Incentive Bonus. In addition to the salary
provided herein and subject to the discretion of the Compensation and Stock Option Committee (the "Compensation Committee"), MD shall receive, an annual bonus (the "Incentive Bonus"). The Incentive Bonus shall be an amount up to 25% of the annual Base Salary. Such bonus shall be paid to MD within thirty (30) days after completion of the Company's annual audit.

                           (c) (i) Options. MD may be granted stock options in
the Company, on an annual basis, pursuant to the Company Stock Option Plan, at the discretion of the Company's Compensation Committee. In the event that MD is terminated for any reason other than "for cause" as specified in Section 10(d) below, all options granted pursuant to this Section 4(c) shall vest immediately.

                           (d) Performance Bonus. In addition to the Base Salary
and Incentive Bonus set forth herein, MD shall be entitled to a performance bonus (the "Performance Bonus") to be determined each year by the Compensation Committee of the Board of Directors based on the Company's net earnings in any given fiscal year. Such bonus shall be paid to MD within thirty (30) days after completion of the Company's annual audit. Notwithstanding the foregoing, the Performance Bonus shall not exceed three times the Base Salary for a particular year. No Performance Bonus shall be payable for a particular year if net earnings of the Company for such year are less that $100,000.

                  4.  Expenses; Vacation; Insurance; Other Benefits.

                           (a) Reimbursement. MD shall be entitled to
reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

                           (b) Vacation. MD shall be entitled to four (4) weeks
vacation time per annum in accordance with the regular procedures of the Company governing senior executive officers. Unused vacation time shall be paid to MD in accordance with the regular procedures of the Company.

                           (c) Life Insurance. So long as MD is employed by the
Company, the Company shall provide MD with term life insurance in the face amount of at least Five Hundred Thousand Dollars ($500,000) but not more then One Million Dollars ($1,000,000.00). MD shall cooperate in submitting to any physical exams that may be required by any appropriate provider of insurance.

                           (d) Automobile Expenses. So long as MD is employed by
the Company, the Company shall provide MD with an automobile allowance of Eight Hundred Dollars ($800) per month to cover the costs of leasing an automobile, insurance, and the maintenance of such automobile.

                           (e) Additional Office Expenses. MD shall be entitled
for reimbursement for all costs reasonably incurred in connection with providing office equipment and related services at his home office, including, without limitation, the costs of appropriate computer equipment, fax equipment, and related telephone services.

                  5.  Representations and Warranties.

                           (a) MD represents and warrants to the Company that
(i) MD is under no contractual or other obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (ii) MD is under no physical or mental disability that would hinder his performance of duties under this Agreement.

                           (b) The Company acknowledges that MD is and will
continue to be the Chief Executive Officer and Chairman of the Board of Directors of InnoPet Inc., and be an officer and director of The Original Pet Drink Co., Inc. and AniVet, Inc. (collectively, "InnoPet") during the term of this Agreement and that such positions do not conflict in any way with his obligations and duties to the Company. MD agrees to work a minimum of forty (40) hours a week on behalf of the Company.

                  6. Non-Competition. MD agrees that he will not (a) during the period he is employed by the Company engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, or be a director, officer, employee, owner, or partner of, any other business or organization that is or shall then be competing with the Company, and (b) for a period of one (1) year after he ceases to be employed by the Company, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which, at the time of such cessation, competes with or is engaged in the same business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because MD owns not more than five percent (5%) of the outstanding common stock of a corporation, if, at the time of its acquisition by MD, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. Subject to Section 5(b) hereof, these restrictions do not, and will not, apply in any way to MD's positions and work for InnoPet Inc.

                  7. Patents; Copyrights. Any interest in patents, patent applications, inventions, copyrights, developments, and processes ("Such Inventions") which MD now or hereafter during the period he is employed by the Company may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company; and forthwith upon request of the Company, MD shall execute all such assignments and other documents and take all such other action as the Company may reasonably request in order to vest in the Company all his right, title, and interest in and to Such Inventions, free and clear of all liens, charges and encumbrances.

                  8. Confidential Information. All confidential information which MD may now possess or may obtain during the Employment Term relating to the business of the Company shall not be published, disclosed, or made accessible by him to any other person, firm, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. MD shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

                  9. Purchase of Shares. MD agrees to purchase 417,566 shares (the "Shares") of common stock of the Company for $1,336,213 pursuant to the terms of a note ("the Note") in the form attached hereto as Exhibit A. MD agrees to execute the Note, a Stock Subscription and Security Agreement and a stock power in the forms attached hereto as Exhibits B and C, respectively.

                  10.  Termination.

                           (a) If MD is terminated other than pursuant to
Sections 10(b), (c), and (d) below, the Company shall be obligated to pay to MD an amount equal to three times MD's average annual salary payments over the course of the previous five years (or such period he is employed by the Company if such term is less than five years). Such payment shall be made in two installments; half on the date of termination and the balance six months thereafter.

                           (b) Disability. In the event that MD shall be
physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of six (6) months, then this Agreement shall terminate upon thirty (30) days' written notice to MD, and MD shall be entitled to receive an additional six months of Base Salary, as well as any accrued but unpaid Incentive and Performance Bonus payments to the date of termination, and any other payments provided under any disability insurance policy carried by the Company.

                           (c) Death. In the event that MD shall die, then this
Agreement shall terminate on the date of MD's death, and no further compensation shall be payable to MD, except for any accrued but unpaid Base Salary and/or Incentive and Performance Bonus payments to the date of termination, and any payments provided under the insurance policy referred to in Section 5(c) hereof.

                           (d) For Cause. Notwithstanding anything herein
contained, if on or after the date hereof and prior to the end of the Employment Term, MD is terminated "For Cause" (as defined below) then the Company shall have the right to give notice of termination of MD's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination "For Cause" shall mean MD shall (i) be convicted of a felony crime, (ii) commit an act of fraud against the Company, or (iii) materially breach any term of this Agreement and fail to correct such breach within twenty days after notice of commission thereof.

                  11.    Merger, Etc.

                           (a) In the event of a future disposition of the
properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, sale of stock, or otherwise (each, a "Change of Control Event"), then the Company shall assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation.

                           (b) In the event there is a Change of Control Event
and MD's employment is terminated within two (2) years from the date of the Change of Control Event other than pursuant to Sections 10(b), (c) or (d), then the Company shall, in addition to any payments due under Section 10(a), be obligated to pay to MD an amount equal to three times MD's average annual salary and bonus payments over the course of the previous five years (or such period he is employed by the Company if such term of employment is less than five years). Such payment shall be paid in two installments; half on the date of termination and the balance six months thereafter.

                  12. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive MD's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  13. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

                  14. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14). Notice to the estate of MD shall be sufficient if addressed to MD as provided in this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

                  15. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

                  16. Binding Effect. MD's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of MD's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of MD and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 11.

                  17. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

                  18. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts (and by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the rules governing the conflicts of laws.

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                            INNOPET BRANDS CORP.

                            By: ____________________________________________
                                Name:
                                Title:

                            ________________________________________________
                            MARC DUKE

                                    EXHIBIT A

                                 PROMISSORY NOTE

Amount: $__________                                     Ft. Lauderdale, Florida
Interest Rate: 5.75%                                               June 1, 1996

             FOR VALUE RECEIVED, the undersigned, _____________________________

------------------------------------------------------------------------------
("Maker"), promises to pay to the order of InnoPet Brands Corp. (formerly known as InnoPet Products Corp.), a Delaware corporation ("Payee"), at One East Broward Boulevard, Ft. Lauderdale, Florida 33301, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of

-----------------------------------------------------------------------------
Dollars ($____________) plus interest from the date of this Note on the unpaid balance. All payments of principal and interest are to be made as set forth below without setoff or counterclaim. Maker further agrees as follows:

Section 1. Interest Rate.

                  (a) Interest shall accrue at a rate equal to five and three-quarters percent (5.75%) per annum.

                  (b) Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed. After maturity (whether by acceleration or otherwise, and before as well as after judgments), all unpaid principal and interest shall bear interest until it is paid at a rate equal to the highest rate allowed by law.

Section 2. Payments.

                  (a) Together with each payment of principal of this Note there shall also be due and payable and paid the amount of accrued unpaid interest on said payment. All references herein to the unpaid portion of this Note shall be deemed and treated as referring to and

                                    EXH. A-1
including both the then unpaid principal of this Note and the then accrued unpaid interest thereon. The unpaid portion of the Note may be paid in dollars or in property, including, without limitation, all or any part of the Shares, as defined below. If the Note is paid by Shares then their value shall be equal to their Fair Market Value, as defined herein. Fair Market Value shall mean the average closing bid price as reported by the Nasdaq SmallCap Market (or such other exchange or quotation system that is the then primary forum for trading the Shares) for the five (5) trading days immediately preceding the day payment of the Note is made by presentment of the Shares provided, however, that in no event shall the Shares be deemed to have a Fair Market Value of less than $1.55 per share.

                  (b) Upon the sale of any shares of common stock (the "Shares") of Payee issued originally by Payee to Maker against delivery to Payee of this Note, and upon receipt by Payee of the proceeds from such sale, the Maker shall promptly pay to Payee an amount equal to $3.20 per share sold and the then unpaid portion of this Note shall be correspondingly reduced.

                  (c) The then unpaid portion of this Note shall be due and payable on June 1, 1999.

                  (d) Maker shall have the right to prepay the unpaid portion of this Note in full or in part at any time, without premium or penalty. All prepayments shall be applied first to the then accrued unpaid interest and then to the unpaid principal.

Section 2. Security.

                  This Note is secured by the Shares owned by the Maker.

                                    EXH. A-2

Section 3. Recourse.

                  Until June 1, 1998, the obligations of the Maker under this Note shall be recourse against the Maker. Thereafter, the obligations of the Maker under this Note shall be non-recourse and the Payee's sole recourse for payment of this Note shall be the Shares (or any other property then pledged as security for repayment of the Note).

Section 4. Default.

                  It shall be an event of default ("Event of Default"), and the then unpaid portion of this Note shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

                  (a) any failure on the part of Maker to make any payment hereunder when due, whether by acceleration or otherwise, and the continuation of such failure for a period of ten (10) days after written notice thereof from Payee;

                  (b) any failure on the part of Maker to keep or perform any of the terms or provisions (other than payment) of this Note or the Stock Subscription and Security Agreement executed herewith, or any amendments thereof, and the continuation of such failure for more than ten (10) days after written notice thereof from Payee.

                  (c) any failure on the part of Maker to pay any debt within sixty (60) days of its due date (except where contested in good faith);

                                    EXH. A-3

                  (d) Maker shall commence (or take any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

                  (e) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute and relief is ordered against him, or the proceeding is controverted but is not dismissed within sixty (60) days after the commencement thereof;

                  (f) Maker consents to or suffers the appointment of a receiver, trustee or custodian of any substantial part of his assets that is not vacated within thirty (30) days;

                  (g) any information furnished to Payee by or on behalf of Maker shall be false or misleading in any material respect.

Section 5. Jurisdiction and Service of Process.

                  Maker irrevocably consents to the jurisdiction of the courts of the State of Florida and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or a breach of this Note. Maker waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note brought in the State of Florida, and further irrevocably waives, to the full extent permitted by law, any claim that any such action or proceeding brought in such State has been brought in an inconvenient forum. In any such action or proceeding, Maker waives, to the full extent permitted by law, personal service

                                    EXH. A-4
of any summons, complaint, or other process and agrees that service thereof may be made on Maker by certified or registered U.S. mail or by personal delivery. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding Maker shall appear or answer such summons, complaint, or other process. Should Maker so served fail to appear or answer within such thirty
(30)-day period or such extended period, as the case may be, Maker shall be deemed in default and judgment may be entered by Payee against Maker for the amount as demanded in any summons, complaint, or other process so served.

Section 6. Waivers.

                  (a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

                  (b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

                  (c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid portion of this Note at any time in accordance with the terms of this Note.

                                    EXH. A-5

                  (d) In any action or proceeding arising out of or relating to this Note, Maker waives (to the full extent permitted by law) all right to a trial by jury or to plead as a defense any statute of limitations or any other similar law or equitable doctrine.

Section 7. Collection Costs.

                  Maker will upon demand pay to Payee the amount of any and all reasonable costs and expenses, including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the following:
(i) the enforcement of this Note; and (ii) the enforcement of payment of all obligations of Maker by any action or participation in, or in connection with, a case or proceeding under Chapters 7, 11, or 13 of the Bankruptcy Code, or any successor statute thereto.

Section 8. Assignment of Note.

                  Maker may not assign or transfer this Note or any of its obligations under this Note in any manner whatsoever without the prior written consent of Payee which shall not be unreasonably withheld. The Note may be assigned at any time by Payee . Maker agrees not to assert against any assignee of this Note any claim or defense which Maker may have against any assignor of this Note.

Section 9. Miscellaneous.

                  (a) This Note may be altered only by prior written agreement signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

                                    EXH. A-6

                  (b) This Note shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to such state's principles of conflict of laws.

                  (c) Subject to Section 8, the covenants, terms, and conditions contained in this Note apply to and bind the heirs, successors, executors, administrators and assigns of the parties.

                  (d) If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.

                  (e) All notices, consents, or other communications provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

                  Payee: InnoPet Brands Corp.
                         One East Broward Boulevard
                         Ft. Lauderdale, Florida 33301
                         Attention: CEO

                  Maker: _____________________________

                         _____________________________

                         _____________________________

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received not later than three (3) business days following the date of sending.

                  (f) Time is of the essence under this Note.

                                    EXH. A-7

                  IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                              (Sign)
                                              ---------------------------------
                                              Print Name:
                                              Print SS#:_______________________




                                    EXH. A-8

                                    EXHIBIT B

                    STOCK SUBSCRIPTION AND SECURITY AGREEMENT

                                  June 1, 1996

To:  InnoPet Brands Corp.

                  _______________ (the "Subscriber") hereby subscribes for
___________ shares (the "Shares") of common stock, par value $.01 per share, of InnoPet Brands Corp (the "Company").

                  Subscriber hereby agrees, represents, and warrants that:

                           (1) Subscriber is acquiring such shares for
Subscriber's own account for investment purposes only and not with a view to the distribution or resale thereof;

                           (2) By virtue of its position, Subscriber has access
to the same kind of information which would be available in a registration statement filed under the Securities Act of 1933;

                           (3) Subscriber is a sophisticated investor;

                           (4) Subscriber understands that it may not sell or
otherwise dispose of such shares in the absence of either a registration statement under the Securities Act of 1933 or an exemption from the registration provisions under the Securities Act of 1933; and

                           (5) The certificates representing such shares may
contain a legend to the effect of (4) above.

                           (6) Subscriber grants the Company a security interest
in the Shares to secure the repayment of a certain note (the "Note") used to purchase the Shares. The Subscriber agrees that the Company shall hold the Shares until the Note is paid in full, except that upon written demand of the Subscriber, his estate or heirs to release all or any part of the Shares to effect a sale of such Shares by the Subscriber, his estate or heirs, the Company shall immediately deliver the number of Shares requested to be released to the transfer agent in escrow so that such sale may occur. The Company shall have a security interest in the proceeds of the such sale to the extent set forth in the Note until such proceeds are applied in accordance with the terms of the Note. If the sale does not occur the Shares shall be immediately returned to the Company as

                                    EXH. B-1
security for the repayment of the Note. The Subscriber agrees to execute a stock power in blank with respect to the Shares and that the Company shall also hold such stock power.

                                            (Sign)
                                            -----------------------------------
                                            Print Name:
                                            SS#:

Agreed to and Accepted:

INNOPET BRANDS CORP.

------------------------------
Name:  Marc Duke
Title:   CEO


                                    EXH. B-2

                                    EXHIBIT C

                                   STOCK POWER

FOR VALUE RECEIVED,_________________ hereby sells, assigns and transfers unto INNOPET BRANDS CORP. shares of Common Stock of the INNOPET BRANDS CORP. standing in its name on the books of said Corporation represented by Certificate(s) No.(s). herewith, and do hereby irrevocably constitute and appoint ______________________________________________________________________
attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

Dated:  June 1, 1996

                                              (Sign)
                                              ----------------------------------
                                              Print Name:


                                    EXH. C-1